Exhibit 32.1

Certification Pursuant to 18 U.S.C. Sec. 1350

In connection with the filing by EQC Liquidating Trust (the “Liquidating Trust”) of the Annual Report on Form 10-K for the year ended September 30, 2025 (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

1)The Report fully complies with the applicable requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Liquidating Trust.

/s/ David A. Helfand	/s/ William H. Griffiths
David A. Helfand	William H. Griffiths
Trustee	Trustee

Date: October 21, 2025